# FOURTH QUARTER 2017

Earnings Release &
Supplemental Information Package

American Homes 4 Rent

2

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Fourth Quarter and Full Year 2017 Financial and Operating Results
AGOURA HILLS, Calif., Feb. 22, 2018—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter and full year ended December 31, 2017.
Highlights

•	Total revenues increased 6.7% to $242.8 million for the fourth quarter of 2017 from $227.6 million for the fourth quarter of 2016.

•
Net loss attributable to common shareholders totaled $22.0 million, and a $0.08 loss per diluted share, for the fourth quarter of 2017, compared to net income attributable to common shareholders of $2.4 million, and a $0.01 loss per diluted share, for the fourth quarter of 2016.

•
Core Funds from Operations attributable to common share and unit holders for the fourth quarter of 2017 was $89.4 million, or $0.26 per FFO share and unit, compared to $75.9 million, or $0.26 per FFO share and unit, for the fourth quarter of 2016.

•
Adjusted Funds from Operations attributable to common share and unit holders for the fourth quarter of 2017 was $79.8 million, or $0.23 per FFO share and unit, compared to $67.7 million, or $0.23 per FFO share and unit, for the same period in 2016.

•	Core Net Operating Income ("Core NOI") margin on Same-Home properties was 64.9% for the fourth quarter of 2017, compared to 65.2% for the same period in 2016.

•	Core NOI after capital expenditures from Same-Home properties increased by 1.5% year-over-year for the quarter ended December 31, 2017.

•
Same-Home portfolio leasing percentage increased to 95.7% as of December 31, 2017, from 95.2% as of September 30, 2017, while achieving 3.1% growth in average monthly realized rent per property for the fourth quarter of 2017, compared to the same period in 2016.

•	Redeemed the Series A and B participating preferred shares through a conversion into 12,398,276 Class A common shares (see "Capital Activities and Balance Sheet").

•
In February 2018, issued $500.0 million of 4.25% unsecured senior notes due 2028, which have been effectively hedged at 4.08% through the use of a treasury lock (see “Capital Activities and Balance Sheet”).

“American Homes 4 Rent completed a successful year, generating a 6% improvement in annual Core NOI after capital expenditures from our comparable Same-Home pool by improving Core NOI margins by 130 basis points to 64.5% through further efficiencies from our industry-leading, mature platform," stated David Singelyn, Chief Executive Officer. "We also obtained the first and only investment grade ratings in the single-family rental sector, and have demonstrated the benefit of those ratings in our inaugural issuance of unsecured corporate debt. Looking forward to 2018, I remain bullish on our future based on the strength of fundamentals in the single-family rental sector that provide us with a strong macro tailwind to further expand our existing portfolio cash flows, execute on our strategic external growth plans and create value for our shareholders.”
Fourth Quarter 2017 Financial Results
During the quarter, the Company released newly defined average occupancy, rental rate and capital expenditure metrics, which management believes provide better clarity into our underlying leasing results and operating performance. These metric changes include: (1) replacement of average occupancy percentage with average occupied days percentage, (2) replacement of average contractual monthly rent as of period end with average monthly realized rent per property and (3) additional disclosures around previously reported capital expenditures to distinguish between recurring capital expenditures and property enhancing capex.

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American Homes 4 Rent

Earnings Press Release (continued)

Full definitions of these new metrics, along with historical quarterly disclosure under the new methodology can be found in the Company’s Fourth Quarter 2017 Earnings Release and Supplemental Information Package.
Net loss attributable to common shareholders totaled $22.0 million, and a $0.08 loss per diluted share, for the fourth quarter of 2017, compared to net income attributable to common shareholders of $2.4 million, and a $0.01 loss per diluted share, for the fourth quarter of 2016. This decrease was primarily attributable to the redemption of the Series A and Series B participating preferred shares through a conversion into Class A common shares, partially offset by higher revenues and lower interest expense.
Total revenues increased 6.7% to $242.8 million for the fourth quarter of 2017 from $227.6 million for the fourth quarter of 2016. Revenue growth was primarily driven by continued strong acquisition and leasing activity, as our average leased portfolio grew to 46,511 homes for the quarter ended December 31, 2017, compared to 44,772 homes for the quarter ended December 31, 2016.
Core NOI on our total portfolio increased 5.9% to $136.8 million for the fourth quarter of 2017, compared to $129.1 million for the fourth quarter of 2016. This increase was primarily due to growth in rental income resulting from a larger number of leased properties.
Core revenues from Same-Home properties increased 2.1% to $159.5 million for the fourth quarter of 2017, compared to $156.2 million for the fourth quarter of 2016. This growth was driven by a 3.1% increase in average monthly realized rents, offset by a 0.8% decline in average occupied days percentage caused by excess vacant inventory carried over from the third quarter of 2017. Note that we experienced strong leasing activity during the fourth quarter of 2017 and improved the leased percentage on Same-Home properties by 50 basis points to 95.7% as of December 31, 2017, from 95.2% as of September 30, 2017. Core property operating expenses from Same-Home properties increased 3.0% to $55.9 million for the fourth quarter of 2017, compared to $54.3 million for the fourth quarter of 2016. This increase was primarily attributable to the timing of property tax expense and increased R&M and turnover costs, net, due to labor and material cost increases and higher turnover costs associated with additional vacant homes.
Core NOI from Same-Home properties increased 1.7% to $103.6 million for the fourth quarter of 2017, compared to $101.8 million for the fourth quarter of 2016. After capital expenditures, Core NOI from Same-Home properties increased 1.5% to $97.9 million for the fourth quarter of 2017, compared to $96.4 million for the fourth quarter of 2016.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $89.4 million, or $0.26 per FFO share and unit, for the fourth quarter of 2017, compared to $75.9 million, or $0.26 per FFO share and unit, for the fourth quarter of 2016. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the fourth quarter of 2017 was $79.8 million, or $0.23 per FFO share and unit, compared to $67.7 million, or $0.23 per FFO share and unit, for the fourth quarter of 2016. This improvement was primarily attributable to increases in rental revenue driven by a larger number of leased properties and higher rental rates.
Full Year 2017 Financial Results
Net loss attributable to common shareholders totaled $22.1 million, or $0.08 per diluted share, for the year ended December 31, 2017, compared to a net loss attributable to common shareholders of $33.5 million, or $0.14 per diluted share, for the year ended December 31, 2016. This improvement was primarily attributable to higher revenues and lower interest expense, partially offset by the redemption of the Series A and Series B participating preferred shares through a conversion into Class A common shares, higher property operating expenses and an increase in preferred dividends.

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American Homes 4 Rent

Earnings Press Release (continued)

Total revenues increased 9.3% to $960.4 million for the year ended December 31, 2017, from $878.9 million for the year ended December 31, 2016. Revenue growth was primarily driven by continued strong acquisition and leasing activity, as our average leased portfolio grew to 45,839 homes for the year ended December 31, 2017, compared to 43,026 homes for the year ended December 31, 2016.
Core NOI on our total portfolio increased 11.6% to $531.7 million for the year ended December 31, 2017, compared to $476.6 million for the year ended December 31, 2016. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core revenues from Same-Home properties increased 3.0% to $634.4 million for the year ended December 31, 2017, compared to $616.2 million for the year ended December 31, 2016. This growth was driven by a 3.1% increase in average monthly realized rents, offset by a 0.1% decline in average occupied days percentage. Core property operating expenses from Same-Home properties decreased 0.8% to $225.1 million for the year ended December 31, 2017, compared to $226.9 million for the year ended December 31, 2016. This improvement was driven by continued operating efficiencies in R&M and turnover costs, net and a reduction in property management expenses, net, partially offset by modest increases in property tax expense and HOA fees, net.
Core NOI from Same-Home properties increased 5.1% to $409.3 million for the year ended December 31, 2017, compared to $389.3 million for the year ended December 31, 2016. After capital expenditures, Core NOI from Same-Home properties increased 6.2% to $384.1 million for the year ended December 31, 2017, compared to $361.7 million for the year ended December 31, 2016.
Core FFO attributable to common share and unit holders was $327.0 million, or $1.02 per FFO share and unit, for the year ended December 31, 2017, compared to $282.1 million, or $0.97 per FFO share and unit, for the year ended December 31, 2016. Adjusted FFO attributable to common share and unit holders for the year ended December 31, 2017, was $287.0 million, or $0.90 per FFO share and unit, compared to $242.5 million, or $0.84 per FFO share and unit, for the year ended December 31, 2016. This improvement was primarily attributable to significant increases in rental revenue driven by a larger number of leased properties and higher rental rates, partially offset by increases in property operating expenses.
Portfolio
As of December 31, 2017, the Company had 46,996 leased properties, an increase of 970 properties from September 30, 2017. As of December 31, 2017, the leased percentage on Same-Home properties was 95.7%, compared to 95.2% as of September 30, 2017.
Investments
As of December 31, 2017, the Company's total portfolio consisted of 51,239 homes, including 310 homes held for sale, compared to 50,015 homes as of September 30, 2017, including 469 homes held for sale, an increase of 1,224 homes, which included 1,412 homes acquired and 188 homes sold or rescinded (including 162 former ARPI properties).
For 2018, the Company is revising its full year acquisition target to $400 million to $600 million, which will be focused going forward primarily on newly-constructed, built-for-rental product that we believe provides the best risk-adjusted returns and is consistent with our core growth strategy.

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American Homes 4 Rent

Earnings Press Release (continued)

Capital Activities and Balance Sheet
In the fourth quarter of 2017, the Company redeemed all 5,060,000 shares of the outstanding 5.0% Series A participating preferred shares and all 4,400,000 shares of the outstanding 5.0% Series B participating preferred shares through a conversion of those shares into Class A common shares, in accordance with the conversion terms in the Articles Supplementary. This resulted in 12,398,276 total Class A common shares issued from the redemption, based on a conversion ratio of 1.3106 Class A common shares issued per Series A and B participating preferred share.
As of December 31, 2017, the Company had cash and cash equivalents of $46.2 million and had total outstanding debt of $2.5 billion, excluding an unamortized discount on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs, with a weighted-average stated interest rate of 4.07% and a weighted-average term to maturity of 14.4 years. The Company’s $800.0 million revolving credit facility and $200.0 million term loan facility had outstanding borrowings of $140.0 million and $200.0 million, respectively, at the end of the year.
In February 2018, the Operating Partnership issued $500.0 million of 4.25% unsecured senior notes with a maturity date of February 15, 2028, which have been effectively hedged at 4.08% through the use of a treasury lock that was settled for a $9.6 million gain. Interest on the notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2018. The Operating Partnership received net proceeds of $494.0 million from this offering, after underwriting fees of approximately $3.2 million and a $2.8 million discount, and before estimated offering costs of $1.5 million. The Operating Partnership intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, acquisition of properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of our properties, working capital and other general purposes, including repurchases of securities.
During February 2018, the Company's board of trustees authorized the repurchase of up to $300.0 million of our outstanding Class A common shares and up to $250.0 million of our outstanding preferred shares. Common and preferred share repurchases may be made in the open market or in privately negotiated transactions.
2018 Outlook

Full Year 2018
Same-Home
Average Occupied Days Percentage	94.5% - 95.5%
Core revenues growth	3.5% - 4.5%
Core property operating expenses growth	4.0% - 5.0%
Core NOI After Capital Expenditures growth	3.0% - 4.0%
Core NOI margin	64.0% - 65.0%
Property tax expense growth	3.5% - 4.5%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property	$1,950 - $2,100

Property Enhancing Capex	$8 - $12 million

General and administrative expense, excluding noncash share-based compensation	$33.5 - $35.5 million

Acquisition volume	$400 - $600 million
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items

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American Homes 4 Rent

Earnings Press Release (continued)

include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues, Non-Same-Home property operating expenses and noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Fourth Quarter 2017 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 23, 2018, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2017, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (for U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, March 9, 2018, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13675860#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2017, we owned 51,239 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that our acquisition and homebuilding programs will result in continued growth and that we will continue to expand margins. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s subsequent filings with the SEC.

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American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2017	2016	2017	2016
Operating Data
Net (loss) income attributable to common shareholders	$(21,994)	$2,391	$(22,135)	$(33,542)
Core revenues	$211,182	$199,518	$827,422	$760,868
Core NOI	$136,775	$129,096	$531,694	$476,617
Core NOI margin	64.8%	64.7%	64.3%	62.6%
Platform Efficiency Percentage	11.7%	12.7%	12.3%	13.4%
Adjusted EBITDA after Capex and Leasing Costs	$121,197	$113,905	$464,822	$414,874
Adjusted EBITDA after Capex and Leasing Costs Margin	56.5%	55.7%	55.3%	52.9%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.14	$0.24	$0.81	$0.88
Core FFO attributable to common share and unit holders	$0.26	$0.26	$1.02	$0.97
Adjusted FFO attributable to common share and unit holders	$0.23	$0.23	$0.90	$0.84

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Selected Balance Sheet Information - end of period
Single-family properties, net	$8,064,980	$7,802,499	$7,633,784	$7,542,196	$7,547,856
Total assets	$8,608,768	$8,509,876	$8,146,307	$8,490,605	$8,107,210
Outstanding borrowings under credit facilities, net	$338,023	$197,913	$289,648	$346,909	$321,735
Total Debt	$2,517,216	$2,382,871	$2,480,787	$2,999,587	$2,981,062
Total Market Capitalization	$10,975,663	$10,799,923	$10,716,768	$11,194,693	$10,227,619
Total Debt to Total Market Capitalization	22.9%	22.1%	23.1%	26.8%	29.1%
Net Debt to Adjusted EBITDA	4.8 x	4.2 x	4.8 x	5.1 x	6.1 x
NYSE AMH Class A common share closing price	$21.84	$21.71	$22.57	$22.96	$20.98

Portfolio Data - end of period
Leased single-family properties	46,996	46,026	46,089	45,285	44,798
Occupied single-family properties	46,614	45,660	45,495	44,941	44,559
Single-family properties newly acquired and being renovated	980	858	508	367	312
Single-family properties being prepared for re-lease	372	392	161	121	91
Vacant single-family properties available for re-lease	1,902	1,974	1,521	1,796	1,985
Vacant single-family properties available for initial lease	679	296	121	63	117
Total single-family properties, excluding held for sale	50,929	49,546	48,400	47,632	47,303
Single-family properties held for sale	310	469	582	704	1,119
Total single-family properties	51,239	50,015	48,982	48,336	48,422
Total leased percentage (1)	92.3%	92.9%	95.2%	95.1%	94.7%
Total Average Occupied Days Percentage	90.8%	93.2%	93.3%	93.5%	92.9%
Same-Home leased percentage (36,645 properties)	95.7%	95.2%	96.5%	96.0%	95.7%
Same-Home Average Occupied Days Percentage (36,645 properties)	93.9%	94.1%	94.9%	95.0%	94.7%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A participating preferred share (2)	$—	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B participating preferred share (2)	$—	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C participating preferred share	$0.34	$0.34	$0.34	$0.34	$0.34
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share (3)	$0.37	$0.37	$0.27	$—	$—
Distributions declared per Series G perpetual preferred share (3)	$0.37	$0.30	$—	$—	$—

(1)	Leased percentage is calculated based on total single-family properties, excluding held for sale properties.

(2)	All of the Series A and B participating preferred shares were converted into Class A common shares on October 3, 2017.

(3)	Series F and G perpetual preferred shares offering close dates and initial dividend start dates were April 24, 2017, and July 17, 2017, respectively.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rents from single-family properties	$210,778	$198,980	$824,023	$757,603
Fees from single-family properties	2,590	2,415	10,727	10,234
Tenant charge-backs	28,232	23,177	120,081	95,254
Other	1,201	2,987	5,568	15,798
Total revenues	242,801	227,559	960,399	878,889

Expenses:
Property operating expenses	87,871	78,323	355,074	317,310
Property management expenses	17,345	17,547	69,712	70,724
General and administrative expense	7,986	8,524	34,732	33,068
Interest expense	25,747	31,538	112,620	130,847
Acquisition fees and costs expensed	809	544	4,623	11,443
Depreciation and amortization	75,831	74,164	297,290	298,677
Hurricane-related charges, net	(2,173)	—	7,963	—
Other	803	5,496	5,005	11,978
Total expenses	214,219	216,136	887,019	874,047

Gain on sale of single-family properties and other, net	451	1,995	6,826	14,569
Loss on early extinguishment of debt	—	—	(6,555)	(13,408)
Gain on conversion of Series E units	—	—	—	11,463
Remeasurement of participating preferred shares	1,500	(4,080)	2,841	(7,020)

Net income	30,533	9,338	76,492	10,446

Noncontrolling interest	(4,485)	(6,640)	(4,507)	3,751
Dividends on preferred shares	14,596	13,587	60,718	40,237
Redemption of participating preferred shares	42,416	—	42,416	—

Net (loss) income attributable to common shareholders	$(21,994)	$2,391	$(22,135)	$(33,542)

Weighted-average shares outstanding:
Basic	286,469,724	239,887,357	264,254,718	234,010,168
Diluted	286,469,724	295,965,589	264,254,718	234,010,168

Net (loss) income attributable to common shareholders per share:
Basic	$(0.08)	$0.01	$(0.08)	$(0.14)
Diluted	$(0.08)	$(0.01)	$(0.08)	$(0.14)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2017	2016	2017	2016
Net (loss) income attributable to common shareholders	$(21,994)	$2,391	$(22,135)	$(33,542)
Adjustments:
Noncontrolling interests in the Operating Partnership	(4,618)	(6,525)	(4,648)	4,313
Net loss (gain) on sale / impairment of single-family properties and other	443	1,508	(2,146)	(9,599)
Depreciation and amortization	75,831	74,164	297,290	298,677
Less: depreciation and amortization of non-real estate assets	(1,797)	(2,046)	(7,847)	(6,391)
FFO attributable to common share and unit holders	$47,865	$69,492	$260,514	$253,458
Adjustments:
Acquisition fees and costs expensed	809	544	4,623	11,443
Noncash share-based compensation - general and administrative	646	498	2,563	2,076
Noncash share-based compensation - property management	391	394	1,649	1,560
Noncash interest expense related to acquired debt	925	865	3,549	4,564
Hurricane-related charges, net	(2,173)	—	7,963	—
Loss on early extinguishment of debt	—	—	6,555	13,408
Gain on conversion of Series E units	—	—	—	(11,463)
Remeasurement of participating preferred shares	(1,500)	4,080	(2,841)	7,020
Redemption of participating preferred shares	42,416	—	42,416	—
Core FFO attributable to common share and unit holders	$89,379	$75,873	$326,991	$282,066
Recurring capital expenditures (1)	(7,501)	(6,353)	(32,556)	(31,536)
Leasing costs	(2,029)	(1,806)	(7,390)	(8,005)
Adjusted FFO attributable to common share and unit holders	$79,849	$67,714	$287,045	$242,525

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.14	$0.24	$0.81	$0.88
Core FFO attributable to common share and unit holders	$0.26	$0.26	$1.02	$0.97
Adjusted FFO attributable to common share and unit holders	$0.23	$0.23	$0.90	$0.84

Weighted-average FFO shares and units:
Common shares outstanding	286,469,724	239,887,357	264,254,718	234,010,168
Share-based compensation plan (2)	696,037	—	735,415	—
Operating partnership units	55,353,391	55,555,960	55,498,488	55,355,197
Total weighted-average FFO shares and units	342,519,152	295,443,317	320,488,621	289,365,365

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

(2)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2017	2016	2017	2016
Rents from single-family properties	$210,778	$198,980	$824,023	$757,603
Fees from single-family properties	2,590	2,415	10,727	10,234
Bad debt expense	(2,186)	(1,877)	(7,328)	(6,969)
Core revenues	211,182	199,518	827,422	760,868

Property tax expense	37,602	34,566	147,654	136,875
HOA fees, net (1)	4,425	3,940	16,656	15,217
R&M and turnover costs, net (1)	14,645	13,958	60,593	59,593
Insurance	2,071	2,221	7,916	8,811
Property management expenses, net (2)	15,664	15,737	62,909	63,755
Core property operating expenses	74,407	70,422	295,728	284,251

Core NOI	$136,775	$129,096	$531,694	$476,617
Core NOI margin	64.8%	64.7%	64.3%	62.6%

	For the Three Months Ended Dec 31, 2017
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Former ARPI Properties	Subtotal Same-Home, Stabilized and ARPI	Other & Held for Sale Properties (3)	Total Single-Family Properties
Property count	36,645	4,036	7,401	48,082	3,157	51,239

Rents from single-family properties	$159,262	$18,025	$30,582	$207,869	$2,909	$210,778
Fees from single-family properties	1,847	148	393	2,388	202	2,590
Bad debt expense	(1,607)	(155)	(315)	(2,077)	(109)	(2,186)
Core revenues	159,502	18,018	30,660	208,180	3,002	211,182

Property tax expense	28,346	2,595	5,440	36,381	1,221	37,602
HOA fees, net (1)	3,191	326	739	4,256	169	4,425
R&M and turnover costs, net (1)	11,094	933	1,830	13,857	788	14,645
Insurance	1,473	196	299	1,968	103	2,071
Property management expenses, net (2)	11,830	1,337	2,274	15,441	223	15,664
Core property operating expenses	55,934	5,387	10,582	71,903	2,504	74,407

Core NOI	$103,568	$12,631	$20,078	$136,277	$498	$136,775
Core NOI margin	64.9%	70.1%	65.5%	65.5%	16.6%	64.8%

(1)	Presented net of tenant charge-backs. In-house maintenance costs, which were previously presented separately, are included in R&M and turnover costs, net.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

(3)	Includes 2,847 non-stabilized properties consisting of recent acquisitions and homes sustaining major damage from the third quarter 2017 hurricanes and 310 properties classified as held for sale.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Quarterly and Full Year Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2017	2016	Change	2017	2016	Change
Number of Same-Home properties	36,645	36,645		36,645	36,645
Leased percentage as of period end	95.7%	95.7%	—%	95.7%	95.7%	—%
Occupancy percentage as of period end	94.8%	95.3%	(0.5)%	94.8%	95.3%	(0.5)%
Average Occupied Days Percentage	93.9%	94.7%	(0.8)%	94.5%	94.6%	(0.1)%
Average Monthly Realized Rent per property	$1,543	$1,496	3.1%	$1,521	$1,475	3.1%
Turnover Rate	8.0%	8.2%	(0.2)%	39.7%	41.0%	(1.3)%

Core NOI:
Rents from single-family properties	$159,262	$155,746	2.3%	$632,170	$613,533	3.0%
Fees from single-family properties	1,847	1,789	3.2%	7,788	7,937	(1.9)%
Bad debt expense	(1,607)	(1,380)	16.4%	(5,549)	(5,275)	5.2%
Core revenues	159,502	156,155	2.1%	634,409	616,195	3.0%

Property tax expense	28,346	26,877	5.5%	112,476	110,028	2.2%
HOA fees, net (1)	3,191	2,985	6.9%	12,250	11,930	2.7%
R&M and turnover costs, net (1)	11,094	10,518	5.5%	46,284	46,429	(0.3)%
Insurance	1,473	1,657	(11.1)%	5,890	6,834	(13.8)%
Property management expenses, net (2)	11,830	12,290	(3.7)%	48,244	51,694	(6.7)%
Core property operating expenses	55,934	54,327	3.0%	225,144	226,915	(0.8)%

Core NOI	$103,568	$101,828	1.7%	$409,265	$389,280	5.1%
Core NOI margin	64.9%	65.2%		64.5%	63.2%

Recurring Capital Expenditures	5,706	5,381	6.0%	25,150	27,572	(8.8)%
Core NOI After Capital Expenditures	$97,862	$96,447	1.5%	$384,115	$361,708	6.2%

Property Enhancing Capex
Resilient flooring program	$1.509	$—	—%	$3.114	$—	—%

Per property:
Average Recurring Capital Expenditures	$156	$147	6.0%	$686	$752	(8.8)%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$458	$434	5.5%	$1,949	$2,019	(3.5)%

(1)	Presented net of tenant charge-backs. In-house maintenance costs, previously presented separately, are included in R&M and turnover costs, net.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Sequential Quarterly History
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Core NOI:
Rents from single-family properties	$159,262	$158,328	$158,089	$156,491	$155,746
Fees from single-family properties	1,847	2,097	1,962	1,882	1,789
Bad debt expense	(1,607)	(1,750)	(1,013)	(1,179)	(1,380)
Core revenues	159,502	158,675	159,038	157,194	156,155

Property tax expense	28,346	27,973	27,858	28,299	26,877
HOA fees, net (1)	3,191	3,112	3,027	2,920	2,985
R&M and turnover costs, net (1)	11,094	13,691	12,094	9,405	10,518
Insurance	1,473	1,448	1,433	1,536	1,657
Property management expenses, net (2)	11,830	12,029	12,257	12,128	12,290
Core property operating expenses	55,934	58,253	56,669	54,288	54,327

Core NOI	$103,568	$100,422	$102,369	$102,906	$101,828
Core NOI margin	64.9%	63.3%	64.4%	65.5%	65.2%

Recurring Capital Expenditures	5,706	7,951	6,472	5,021	5,381
Core NOI After Capital Expenditures	$97,862	$92,471	$95,897	$97,885	$96,447

Property Enhancing Capex
Resilient flooring program	$1,509	$1,006	$600	$—	$—

Per property:
Average Recurring Capital Expenditures	$156	$216	$177	$137	$147
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$458	$590	$507	$394	$434

(1)	Presented net of tenant charge-backs. In-house maintenance costs, previously presented separately, are included in R&M and turnover costs, net.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 4Q17 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Dallas-Fort Worth, TX	3,046	$162,375	7.6%	4.7%	1.7%	3.4%
Indianapolis, IN	2,717	153,469	6.7%	3.8%	1.2%	2.1%
Atlanta, GA	2,431	165,775	6.7%	5.0%	5.2%	5.1%
Charlotte, NC	2,191	175,581	6.4%	3.6%	(1.5)%	1.5%
Greater Chicago area, IL and IN	1,991	180,591	5.0%	3.4%	(0.1)%	1.3%
Houston, TX	1,849	175,481	4.2%	2.1%	(2.5)%	(0.6)%
Cincinnati, OH	1,819	173,945	5.1%	3.4%	0.3%	1.6%
Phoenix, AZ	1,575	164,127	3.9%	6.2%	6.6%	6.4%
Tampa, FL	1,510	190,564	4.1%	3.6%	0.1%	1.9%
Raleigh, NC	1,472	181,894	4.2%	3.7%	0.9%	2.5%
Jacksonville, FL	1,460	153,325	3.8%	4.4%	3.1%	3.8%
Nashville, TN	1,439	210,275	5.0%	3.7%	(2.5)%	0.7%
Columbus, OH	1,374	155,097	3.6%	4.3%	1.2%	3.0%
Orlando, FL	1,068	170,392	3.0%	5.0%	5.7%	5.3%
Salt Lake City, UT	1,046	220,979	3.6%	4.7%	5.7%	5.2%
Las Vegas, NV	948	176,326	2.8%	5.1%	5.2%	5.1%
San Antonio, TX	830	156,036	1.8%	3.6%	(2.2)%	1.1%
Austin, TX	663	151,575	1.4%	4.4%	(2.3)%	0.7%
Denver, CO	634	274,883	2.8%	4.4%	(0.1)%	2.3%
Charleston, SC	604	180,139	1.7%	3.0%	(0.4)%	1.4%
All Other (2)	5,978	174,308	16.6%	4.2%	1.7%	2.9%
Total / Average	36,645	$174,338	100.0%	4.2%	1.3%	2.8%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	4Q17 QTD	4Q16 QTD	Change	4Q17 QTD	4Q16 QTD	Change
Dallas-Fort Worth, TX	93.1%	95.3%	(2.2)%	$1,669	$1,608	3.8%
Indianapolis, IN	94.4%	93.6%	0.8%	1,359	1,317	3.2%
Atlanta, GA	95.1%	96.1%	(1.0)%	1,491	1,422	4.9%
Charlotte, NC	92.5%	94.8%	(2.3)%	1,520	1,470	3.4%
Greater Chicago area, IL and IN	94.5%	95.4%	(0.9)%	1,772	1,730	2.4%
Houston, TX	93.5%	92.1%	1.4%	1,646	1,641	0.3%
Cincinnati, OH	93.9%	95.5%	(1.6)%	1,519	1,487	2.2%
Phoenix, AZ	95.0%	94.5%	0.5%	1,282	1,230	4.2%
Tampa, FL	93.3%	94.0%	(0.7)%	1,682	1,632	3.1%
Raleigh, NC	93.6%	94.8%	(1.2)%	1,485	1,434	3.6%
Jacksonville, FL	95.4%	94.6%	0.8%	1,449	1,404	3.2%
Nashville, TN	92.5%	94.7%	(2.2)%	1,697	1,652	2.7%
Columbus, OH	92.3%	95.4%	(3.1)%	1,527	1,482	3.0%
Orlando, FL	96.7%	96.9%	(0.2)%	1,591	1,495	6.4%
Salt Lake City, UT	93.2%	96.4%	(3.2)%	1,627	1,539	5.7%
Las Vegas, NV	96.3%	96.0%	0.3%	1,454	1,401	3.8%
San Antonio, TX	92.5%	93.9%	(1.4)%	1,485	1,446	2.7%
Austin, TX	92.7%	95.1%	(2.4)%	1,474	1,436	2.6%
Denver, CO	95.1%	95.1%	—%	2,084	2,018	3.3%
Charleston, SC	93.9%	95.8%	(1.9)%	1,608	1,560	3.1%
All Other (2)	93.6%	93.9%	(0.3)%	1,474	1,435	2.7%
Total / Average	93.9%	94.7%	(0.8)%	$1,543	$1,496	3.1%

(1)	Reflected for the three months ended December 31, 2017.

(2)	Represents 21 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Same-Home Results – Historical Quarterly Trends – New Metrics

Average Occupied Days Percentage

	For the Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Dallas-Fort Worth, TX	93.1%	93.3%	94.4%	94.9%	95.3%	95.5%	95.1%	96.0%
Indianapolis, IN	94.4%	93.8%	94.2%	94.5%	93.6%	92.9%	94.1%	94.1%
Atlanta, GA	95.1%	96.2%	96.1%	96.1%	96.1%	95.7%	95.1%	96.3%
Charlotte, NC	92.5%	94.0%	94.7%	94.8%	94.8%	95.7%	95.3%	95.9%
Greater Chicago area, IL and IN	94.5%	94.7%	95.8%	96.4%	95.4%	93.9%	95.6%	95.3%
Houston, TX	93.5%	90.4%	91.8%	91.8%	92.1%	91.5%	92.3%	93.2%
Cincinnati, OH	93.9%	93.6%	94.4%	94.7%	95.5%	93.5%	94.3%	93.3%
Phoenix, AZ	95.0%	96.0%	97.1%	96.1%	94.5%	94.6%	94.1%	94.5%
Tampa, FL	93.3%	94.1%	94.2%	95.3%	94.0%	94.7%	94.9%	94.7%
Raleigh, NC	93.6%	94.9%	94.6%	94.5%	94.8%	94.5%	94.2%	95.7%
Jacksonville, FL	95.4%	94.7%	95.7%	96.2%	94.6%	94.7%	93.3%	95.2%
Nashville, TN	92.5%	92.4%	94.6%	94.8%	94.7%	96.0%	95.0%	94.6%
Columbus, OH	92.3%	93.8%	96.2%	96.3%	95.4%	95.6%	96.0%	95.8%
Orlando, FL	96.7%	96.4%	95.6%	96.0%	96.9%	96.7%	94.6%	95.5%
Salt Lake City, UT	93.2%	94.2%	96.8%	97.2%	96.4%	95.1%	95.5%	96.2%
Las Vegas, NV	96.3%	97.0%	96.8%	96.7%	96.0%	96.3%	96.5%	94.1%
San Antonio, TX	92.5%	92.8%	94.5%	94.1%	93.9%	91.8%	92.3%	95.1%
Austin, TX	92.7%	93.7%	94.1%	92.7%	95.1%	93.6%	94.4%	94.2%
Denver, CO	95.1%	95.5%	95.8%	95.3%	95.1%	94.9%	95.7%	97.4%
Charleston, SC	93.9%	93.1%	92.9%	94.5%	95.8%	96.0%	94.8%	93.3%
All Other (1)	93.6%	93.8%	94.6%	94.5%	93.9%	93.3%	93.6%	94.0%
Total / Average	93.9%	94.1%	94.9%	95.0%	94.7%	94.4%	94.5%	94.9%

Average Monthly Realized Rent per property

	For the Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Dallas-Fort Worth, TX	$1,669	$1,664	$1,641	$1,620	$1,608	$1,594	$1,576	$1,543
Indianapolis, IN	1,359	1,344	1,334	1,319	1,317	1,319	1,302	1,305
Atlanta, GA	1,491	1,481	1,457	1,428	1,422	1,405	1,385	1,355
Charlotte, NC	1,520	1,510	1,492	1,484	1,470	1,449	1,435	1,404
Greater Chicago area, IL and IN	1,772	1,756	1,730	1,716	1,730	1,726	1,705	1,682
Houston, TX	1,646	1,627	1,628	1,627	1,641	1,631	1,630	1,605
Cincinnati, OH	1,519	1,512	1,496	1,479	1,487	1,485	1,473	1,449
Phoenix, AZ	1,282	1,260	1,240	1,233	1,230	1,218	1,207	1,188
Tampa, FL	1,682	1,660	1,661	1,624	1,632	1,622	1,599	1,570
Raleigh, NC	1,485	1,475	1,459	1,447	1,434	1,427	1,405	1,383
Jacksonville, FL	1,449	1,433	1,414	1,400	1,404	1,391	1,366	1,343
Nashville, TN	1,697	1,705	1,683	1,660	1,652	1,655	1,626	1,605
Columbus, OH	1,527	1,520	1,505	1,485	1,482	1,470	1,441	1,428
Orlando, FL	1,591	1,550	1,532	1,522	1,495	1,490	1,463	1,434
Salt Lake City, UT	1,627	1,608	1,576	1,559	1,539	1,554	1,516	1,488
Las Vegas, NV	1,454	1,441	1,427	1,409	1,401	1,386	1,373	1,351
San Antonio, TX	1,485	1,479	1,471	1,462	1,446	1,432	1,425	1,398
Austin, TX	1,474	1,466	1,471	1,437	1,436	1,424	1,402	1,388
Denver, CO	2,084	2,066	2,055	2,038	2,018	2,026	1,980	1,945
Charleston, SC	1,608	1,593	1,584	1,555	1,560	1,559	1,539	1,496
All Other (1)	1,474	1,464	1,451	1,430	1,435	1,432	1,411	1,389
Total / Average	$1,543	$1,531	$1,515	$1,498	$1,496	$1,488	$1,468	$1,446

(1)	Represents 21 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2017	Dec 31, 2016
	(Unaudited)
Assets
Single-family properties:
Land	$1,665,631	$1,512,183
Buildings and improvements	7,303,270	6,614,953
Single-family properties held for sale, net	35,803	87,430
	9,004,704	8,214,566
Less: accumulated depreciation	(939,724)	(666,710)
Single-family properties, net	8,064,980	7,547,856
Cash and cash equivalents	46,156	118,799
Restricted cash	136,667	131,442
Rent and other receivables, net	30,144	17,618
Escrow deposits, prepaid expenses and other assets	171,851	133,594
Deferred costs and other intangibles, net	13,025	11,956
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$8,608,768	$8,107,210

Liabilities
Revolving credit facility	$140,000	$—
Term loan facility, net	198,023	321,735
Asset-backed securitizations, net	1,977,308	2,442,863
Exchangeable senior notes, net	111,697	108,148
Secured note payable	48,859	49,828
Accounts payable and accrued expenses	222,867	177,206
Amounts payable to affiliates	4,720	—
Participating preferred shares derivative liability	29,470	69,810
Total liabilities	2,732,944	3,169,590

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	2,861	2,427
Class B common shares	6	6
Preferred shares	384	370
Additional paid-in capital	5,600,256	4,568,616
Accumulated deficit	(453,953)	(378,578)
Accumulated other comprehensive income	75	95
Total shareholders' equity	5,149,629	4,192,936

Noncontrolling interest	726,195	744,684
Total equity	5,875,824	4,937,620

Total liabilities and equity	$8,608,768	$8,107,210

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Debt Summary and Maturity Schedule as of December 31, 2017
(Amounts in thousands)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$140,000	$140,000	5.6%	2.76%	4.5
Term loan facility (3)	—	200,000	200,000	7.9%	2.91%	4.5
Total floating rate debt	—	340,000	340,000	13.5%	2.85%	4.5

Fixed rate debt:
AH4R 2014-SFR2	496,326	—	496,326	19.7%	4.42%	6.8
AH4R 2014-SFR3	512,041	—	512,041	20.3%	4.40%	6.9
AH4R 2015-SFR1	537,723	—	537,723	21.4%	4.14%	27.3
AH4R 2015-SFR2	467,267	—	467,267	18.6%	4.36%	27.8
Exchangeable senior notes	—	115,000	115,000	4.6%	3.25%	0.9
Secured note payable	48,859	—	48,859	1.9%	4.06%	1.5
Total fixed rate debt	2,062,216	115,000	2,177,216	86.5%	4.26%	16.0

Total Debt	$2,062,216	$455,000	$2,517,216	100.0%	4.07%	14.4

Unamortized discounts and loan costs			(41,329)
Total debt per balance sheet			$2,475,887

Year (2)	Floating Rate	Fixed Rate	Total	% of Total
2018	$—	$136,723	$136,723	5.4%
2019	—	68,564	$68,564	2.7%
2020	—	20,714	$20,714	0.8%
2021	—	20,714	$20,714	0.8%
2022	340,000	20,714	$360,714	14.3%
2023	—	20,714	$20,714	0.8%
2024	—	956,197	$956,197	38.0%
2025	—	10,302	$10,302	0.4%
2026	—	10,302	$10,302	0.4%
2027	—	10,302	$10,302	0.4%
Thereafter	—	901,970	$901,970	36.0%
Total	$340,000	$2,177,216	$2,517,216	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company's LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of December 31, 2017.

Interest Expense Reconciliation

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2017	2016	2017	2016
Interest expense per income statement	$25,747	$31,538	$112,620	$130,847
Less: noncash interest expense related to acquired debt	(925)	(865)	(3,549)	(4,564)
Interest expense included in Core FFO attributable to common share and unit holders	24,822	30,673	109,071	126,283
Less: amortization of deferred financing costs	(1,878)	(2,640)	(8,163)	(10,767)
Add: capitalized interest	2,485	713	5,656	2,290
Cash interest	$25,429	$28,746	$106,564	$117,806

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Capital Structure as of December 31, 2017
(Amounts in thousands, except share and per share data)

Total Capitalization

Total Debt		$2,517,216	22.9%

Total preferred shares at liquidation value		986,986	9.0%

Common equity at market value:
Common shares outstanding	286,749,712
Operating partnership units	55,350,153
Total shares and units	342,099,865
NYSE AMH Class A common share closing price at December 31, 2017	$21.84
Market value of common shares and operating partnership units		7,471,461	68.1%

Total Market Capitalization		$10,975,663	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Liquidation Value (1)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.500% Series C Participating Preferred Shares	3/31/2018	7,600,000	$28.72	$218,236	$1.375	$10,450
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	268,750	$1.625	17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
Total preferred shares at liquidation value		38,350,000		$986,986		$58,386

(1)
Liquidation value for Participating Preferred Shares reflects initial liquidation value of $25.00 per share, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDA	4.8 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDA	6.9 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.0 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	62.7%

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Top 20 Markets Summary as of December 31, 2017
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	4,349	8.5%	$162,796	2,123	14.1
Atlanta, GA	4,521	8.9%	168,825	2,134	16.3
Houston, TX	3,158	6.2%	160,544	2,113	12.1
Charlotte, NC	3,430	6.7%	185,588	2,078	14.3
Indianapolis, IN	2,897	5.7%	151,488	1,933	15.3
Phoenix, AZ	2,823	5.5%	163,680	1,820	15.1
Nashville, TN	2,604	5.1%	204,460	2,113	13.5
Greater Chicago area, IL and IN	2,033	4.0%	181,063	1,896	16.3
Cincinnati, OH	1,996	3.9%	173,101	1,853	15.5
Raleigh, NC	2,040	4.0%	181,619	1,872	13.1
Tampa, FL	2,032	4.0%	190,991	1,949	13.9
Jacksonville, FL	2,009	3.9%	164,945	1,933	13.5
Columbus, OH	1,933	3.8%	166,603	1,865	16.1
Orlando, FL	1,644	3.2%	173,305	1,884	16.6
Salt Lake City, UT	1,239	2.4%	230,308	2,160	16.5
Las Vegas, NV	1,022	2.0%	175,112	1,840	14.9
San Antonio, TX	1,021	2.0%	157,454	2,015	14.4
Charleston, SC	978	1.9%	188,831	1,936	11.6
Winston Salem, NC	781	1.5%	151,356	1,741	14.0
Austin, TX	709	1.4%	154,180	1,867	13.3
All Other (4)	7,710	15.4%	191,133	1,892	14.4
Total / Average	50,929	100.0%	$176,106	1,976	14.6
Leasing Information (1)

Market	Leased Percentage (2)	Avg. Occupied Days Percentage (3)	Avg. Monthly Realized Rent per property (3)	Avg. Change in Rent for Renewals (3)	Avg. Change in Rent for Re-Leases (3)	Avg. Blended Change in Rent (3)
Dallas-Fort Worth, TX	94.2%	92.1%	$1,685	4.6%	1.9%	3.5%
Atlanta, GA	91.2%	91.9%	1,465	5.0%	5.4%	5.2%
Houston, TX	92.0%	89.2%	1,594	2.1%	(1.8)%	—%
Charlotte, NC	87.6%	85.4%	1,537	3.6%	(1.2)%	1.8%
Indianapolis, IN	96.1%	94.3%	1,351	3.8%	1.3%	2.2%
Phoenix, AZ	95.6%	94.5%	1,263	6.4%	7.0%	6.6%
Nashville, TN	92.2%	90.4%	1,659	3.8%	(1.6)%	1.3%
Greater Chicago area, IL and IN	96.9%	94.4%	1,783	3.4%	(0.1)%	1.3%
Cincinnati, OH	95.6%	93.4%	1,479	3.4%	0.6%	1.7%
Raleigh, NC	90.8%	89.7%	1,445	3.8%	1.3%	2.7%
Tampa, FL	93.1%	88.7%	1,678	3.6%	0.2%	2.0%
Jacksonville, FL	91.0%	88.6%	1,472	4.4%	3.2%	3.8%
Columbus, OH	86.8%	85.3%	1,524	4.4%	1.3%	3.2%
Orlando, FL	94.5%	94.4%	1,581	4.9%	6.5%	5.5%
Salt Lake City, UT	81.8%	83.4%	1,647	4.7%	5.7%	5.2%
Las Vegas, NV	97.9%	96.3%	1,443	5.0%	5.4%	5.2%
San Antonio, TX	93.5%	90.9%	1,499	3.7%	(1.4)%	1.5%
Charleston, SC	86.3%	86.0%	1,605	3.2%	0.7%	2.1%
Winston Salem, NC	93.7%	91.6%	1,294	2.8%	(0.4)%	1.1%
Austin, TX	95.3%	91.3%	1,484	4.4%	(2.2)%	0.8%
All Other (4)	91.9%	91.2%	1,563	4.3%	1.8%	3.1%
Total / Average	92.3%	90.8%	$1,536	4.2%	1.6%	3.0%

(1)	Property and leasing information excludes held for sale properties.

(2)	Reflected as of period end.

(3)	Reflected for the three months ended December 31, 2017.

(4)	Represents 22 markets in 16 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Leasing Performance

	4Q17	3Q17	2Q17	1Q17	4Q16
Average Change in Rent for Renewals	4.2%	3.6%	3.2%	3.1%	3.3%
Average Change in Rent for Re-leases	1.6%	4.9%	6.1%	4.0%	2.7%
Average Blended Change in Rent	3.0%	4.1%	4.4%	3.5%	3.0%

Scheduled Lease Expirations

	MTM	1Q18	2Q18	3Q18	4Q18	Thereafter
Lease expirations	1,817	11,428	12,254	11,642	8,140	1,715

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5.5% Series C participating preferred shares as described in the prospectus for those securities.

	HPA Index (1)								HPA Index Change
	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017
Market
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	127.6	140.1	143.4	150.0	152.4	52.4%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	123.4	131.5	132.6	32.6%
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	144.4	152.3	153.8	53.8%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	142.4	144.0	144.4	44.4%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	125.9	129.9	131.1	31.1%
Houston, TX	100.0	110.8	123.1	130.1	133.0	132.7	133.6	133.9	33.9%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	121.0	126.8	129.6	29.6%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	149.9	158.1	158.6	58.6%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	147.8	148.2	154.0	54.0%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	145.9	151.5	151.7	51.7%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	132.1	137.9	135.0	35.0%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	147.6	151.8	155.6	55.6%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	127.5	138.8	141.4	41.4%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	138.3	142.1	145.3	45.3%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	149.8	154.4	155.4	55.4%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	164.3	170.3	177.1	77.1%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	127.2	133.6	131.8	31.8%
Denver, CO	100.0	111.0	121.5	136.5	149.9	156.7	162.9	163.3	63.3%
Austin, TX	100.0	110.1	122.2	133.9	145.7	145.8	153.1	154.0	54.0%
Greenville, SC	100.0	104.1	110.8	117.8	127.6	126.9	129.6	134.2	34.2%
Average									46.8%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through September 30, 2017. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties Held for Sale (1)			Single-Family Properties Sold 4Q17
Market	Vacant	Leased	Total	Number of Properties	Net Proceeds
Greater Chicago area, IL and IN	59	90	149	140	$8,867
Inland Empire, CA	5	34	39	5	1,202
Miami, FL	15	6	21	8	2,489
Central Valley, CA	9	10	19	13	2,689
Dallas-Fort Worth, TX	4	12	16	4	707
Atlanta, GA	5	7	12	3	324
Nashville, TN	2	3	5	3	590
Orlando, FL	5	—	5	—	—
Oklahoma City, OK	1	4	5	—	—
San Antonio, TX	3	1	4	3	444
Phoenix, AZ	2	2	4	1	99
Houston, TX	2	2	4	—	—
Raleigh, NC	3	—	3	—	—
Fort Myers, FL	3	—	3	—	—
Tucson, AZ	2	1	3	—	—
Memphis, TN	1	2	3	3	534
Knoxville, TN	3	—	3	—	—
Cincinnati, OH	1	1	2	—	—
Tampa, FL	2	—	2	—	—
Winston Salem, NC	2	—	2	—	—
Columbus, OH	—	1	1	—	—
Charleston, SC	1	—	1	—	—
Austin, TX	1	—	1	—	—
Indianapolis, IN	—	1	1	—	—
Bay Area, CA	1	—	1	—	—
Las Vegas, NV	1	—	1	—	—
Denver, CO	—	—	—	2	500
Total	133	177	310	185	$18,445

(1)	Reflects single-family properties held for sale as of December 31, 2017.

ATM Share Issuance History
(Amounts in thousands, except share and per share data)

Quarterly Period	Common Shares Issued	Gross Proceeds	Average Issuance Price Per Share
4Q16	4,919,948	$103,983	$21.13
1Q17	629,532	14,304	22.72
2Q17	222,073	5,066	22.81
3Q17	1,181,493	26,855	22.73
4Q17	—	—	—
Total	6,953,046	$150,208	$21.60

	Remaining authorization:	$500,000

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent

2018 Outlook

Full Year 2018
Same-Home
Average Occupied Days Percentage	94.5% - 95.5%
Core revenues growth	3.5% - 4.5%
Core property operating expenses growth	4.0% - 5.0%
Core NOI After Capital Expenditures growth	3.0% - 4.0%
Core NOI margin	64.0% - 65.0%
Property tax expense growth	3.5% - 4.5%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property	$1,950 - $2,100

Property Enhancing Capex	$8 - $12 million

General and administrative expense, excluding noncash share-based compensation	$33.5 - $35.5 million

Acquisition volume	$400 - $600 million
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues, Non-Same-Home property operating expenses and noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as rents from single-family properties divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation is based on single-family properties and excludes held for sale properties.

Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

23

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the quarters and years ended December 31, 2017 and 2016 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Core revenues
Total revenues	$242,801	$227,559	$960,399	$878,889
Tenant charge-backs	(28,232)	(23,177)	(120,081)	(95,254)
Bad debt expense	(2,186)	(1,877)	(7,328)	(6,969)
Other revenues	(1,201)	(2,987)	(5,568)	(15,798)
Core revenues	$211,182	$199,518	$827,422	$760,868

Core property operating expenses
Property operating expenses	$87,871	$78,323	$355,074	$317,310
Property management expenses	17,345	17,547	69,712	70,724
Noncash share-based compensation - property management	(391)	(394)	(1,649)	(1,560)
Expenses reimbursed by tenant charge-backs	(28,232)	(23,177)	(120,081)	(95,254)
Bad debt expense	(2,186)	(1,877)	(7,328)	(6,969)
Core property operating expenses	$74,407	$70,422	$295,728	$284,251

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$30,533	$9,338	$76,492	$10,446
Remeasurement of participating preferred shares	(1,500)	4,080	(2,841)	7,020
Gain on conversion of Series E units	—	—	—	(11,463)
Loss on early extinguishment of debt	—	—	6,555	13,408
Hurricane-related charges, net	(2,173)	—	7,963	—
Gain on sale of single-family properties and other, net	(451)	(1,995)	(6,826)	(14,569)
Depreciation and amortization	75,831	74,164	297,290	298,677
Acquisition fees and costs expensed	809	544	4,623	11,443
Noncash share-based compensation - property management	391	394	1,649	1,560
Interest expense	25,747	31,538	112,620	130,847
General and administrative expense	7,986	8,524	34,732	33,068
Other expenses	803	5,496	5,005	11,978
Other revenues	(1,201)	(2,987)	(5,568)	(15,798)
Tenant charge-backs	28,232	23,177	120,081	95,254
Expenses reimbursed by tenant charge-backs	(28,232)	(23,177)	(120,081)	(95,254)
Bad debt expense excluded from operating expenses	2,186	1,877	7,328	6,969
Bad debt expense included in revenues	(2,186)	(1,877)	(7,328)	(6,969)
Core NOI	136,775	129,096	531,694	476,617
Less: Non-Same-Home Core NOI	33,207	27,268	122,429	87,337
Same-Home Core NOI	103,568	101,828	409,265	389,280
Less: Same-Home recurring capital expenditures	5,706	5,381	25,150	27,572
Same-Home Core NOI After Capital Expenditures	$97,862	$96,447	$384,115	$361,708

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$136,775	$129,096	$531,694	$476,617
Less: Encumbered Core NOI	50,952	50,752	201,941	193,814
Unencumbered Core NOI	$85,823	$78,344	$329,753	$282,803

24

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Core revenues
Total revenues	$242,801	$246,836	$237,008	$233,754	$227,559
Tenant charge-backs	(28,232)	(36,094)	(27,382)	(28,373)	(23,177)
Bad debt expense	(2,186)	(2,299)	(1,333)	(1,510)	(1,877)
Other revenues	(1,201)	(409)	(2,288)	(1,670)	(2,987)
Core revenues	$211,182	$208,034	$206,005	$202,201	$199,518

Core property operating expenses
Property operating expenses	$87,871	$97,944	$85,954	$83,305	$78,323
Property management expenses	17,345	17,447	17,442	17,478	17,547
Noncash share-based compensation - property management	(391)	(417)	(424)	(417)	(394)
Expenses reimbursed by tenant charge-backs	(28,232)	(36,094)	(27,382)	(28,373)	(23,177)
Bad debt expense	(2,186)	(2,299)	(1,333)	(1,510)	(1,877)
Core property operating expenses	$74,407	$76,581	$74,257	$70,483	$70,422

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$30,533	$19,097	$15,066	$11,796	$9,338
Remeasurement of participating preferred shares	(1,500)	(8,391)	1,640	5,410	4,080
Loss on early extinguishment of debt	—	—	6,555	—	—
Hurricane-related charges, net	(2,173)	10,136	—	—	—
Gain on sale of single-family properties and other, net	(451)	(1,895)	(2,454)	(2,026)	(1,995)
Depreciation and amortization	75,831	74,790	72,716	73,953	74,164
Acquisition fees and costs expensed	809	1,306	1,412	1,096	544
Noncash share-based compensation - property management	391	417	424	417	394
Interest expense	25,747	26,592	28,392	31,889	31,538
General and administrative expense	7,986	8,525	8,926	9,295	8,524
Other expenses	803	1,285	1,359	1,558	5,496
Other revenues	(1,201)	(409)	(2,288)	(1,670)	(2,987)
Tenant charge-backs	28,232	36,094	27,382	28,373	23,177
Expenses reimbursed by tenant charge-backs	(28,232)	(36,094)	(27,382)	(28,373)	(23,177)
Bad debt expense excluded from operating expenses	2,186	2,299	1,333	1,510	1,877
Bad debt expense included in revenues	(2,186)	(2,299)	(1,333)	(1,510)	(1,877)
Core NOI	136,775	131,453	131,748	131,718	129,096
Less: Non-Same-Home Core NOI	33,207	31,031	29,379	28,812	27,268
Same-Home Core NOI	103,568	100,422	102,369	102,906	101,828
Less: Same-Home recurring capital expenditures	5,706	7,951	6,472	5,021	5,381
Same-Home Core NOI After Capital Expenditures	$97,862	$92,471	$95,897	$97,885	$96,447

25

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDA

Dec 31, 2017
(Unaudited)
Total Debt	$2,517,216
Preferred shares at liquidation value (1)	986,986
Total Debt and preferred shares	3,504,202

Adjusted EBITDA - TTM	$504,768

Debt and Preferred Shares to Adjusted EBITDA	6.9 x

(1)
All of the outstanding Series A and Series B participating preferred shares were converted into 12,398,276 Class A common shares during the fourth quarter of 2017, based on a conversion ratio of 1.3106 common shares per preferred share in accordance with the conversion terms in the Articles Supplementary.

Fixed Charge Coverage

For the Trailing Twelve Months Ended Dec 31, 2017
(Unaudited)
Interest expense per income statement	$112,620
Less: noncash interest expense related to acquired debt	(3,549)
Less: amortization of deferred financing costs	(8,163)
Add: capitalized interest	5,656
Cash interest	106,564
Dividends on preferred shares	60,718
Fixed charges	167,282

Adjusted EBITDA	$504,768

Fixed Charge Coverage	3.0 x

Net Debt to Adjusted EBITDA

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total Debt	$2,517,216	$2,382,871	$2,480,787	$2,999,587	$2,981,062
Less: cash and cash equivalents	(46,156)	(243,547)	(67,325)	(495,802)	(118,799)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(46,203)	(46,166)	(56,058)	(63,147)	(62,062)
Net debt	$2,399,191	$2,067,492	$2,331,738	$2,414,972	$2,774,535

Adjusted EBITDA - TTM	$504,768	$496,105	$487,562	$477,578	$454,415

Net Debt to Adjusted EBITDA	4.8 x	4.2 x	4.8 x	5.1 x	6.1 x

26

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Unencumbered Core NOI Percentage

For the Three Months Ended Dec 31, 2017
(Unaudited)
Unencumbered Core NOI	$85,823
Core NOI	$136,775
Unencumbered Core NOI Percentage	62.7%

EBITDA / Adjusted EBITDA / Adjusted EBITDA after Capex and Leasing Costs / Adjusted EBITDA Margin / Adjusted EBITDA after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) net gain or loss on sales / impairment of single-family properties and other, (3) noncash share-based compensation expense, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) gain or loss on conversion of shares and units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDA after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDA for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDA Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA divided by total revenues, net of tenant charge-backs. Adjusted EBITDA after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA after Capex and Leasing costs divided by total revenues, net of tenant charge-backs. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, Adjusted EBITDA, Adjusted EBITDA after Capex and Leasing Costs, Adjusted EBITDA Margin and Adjusted EBITDA after Capex and Leasing Costs Margin for the quarters and years ended December 31, 2017 and 2016 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$30,533	$9,338	$76,492	$10,446
Interest expense	25,747	31,538	112,620	130,847
Depreciation and amortization	75,831	74,164	297,290	298,677
EBITDA	$132,111	$115,040	$486,402	$439,970

Noncash share-based compensation - general and administrative	646	498	2,563	2,076
Noncash share-based compensation - property management	391	394	1,649	1,560
Acquisition fees and costs expensed	809	544	4,623	11,443
Net loss (gain) on sale / impairment of single-family properties and other	443	1,508	(2,146)	(9,599)
Hurricane-related charges, net	(2,173)	—	7,963	—
Loss on early extinguishment of debt	—	—	6,555	13,408
Gain on conversion of Series E units	—	—	—	(11,463)
Remeasurement of participating preferred shares	(1,500)	4,080	(2,841)	7,020
Adjusted EBITDA	$130,727	$122,064	$504,768	$454,415

Recurring capital expenditures (1)	(7,501)	(6,353)	(32,556)	(31,536)
Leasing costs	(2,029)	(1,806)	(7,390)	(8,005)
Adjusted EBITDA after Capex and Leasing Costs	$121,197	$113,905	$464,822	$414,874

Total revenues	242,801	227,559	960,399	878,889
Less: tenant charge-backs	(28,232)	(23,177)	(120,081)	(95,254)
Total revenues, net of tenant charge-backs	214,569	204,382	840,318	783,635

Adjusted EBITDA Margin	60.9%	59.7%	60.1%	58.0%

Adjusted EBITDA after Capex and Leasing Costs Margin	56.5%	55.7%	55.3%	52.9%

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

28

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$76,492	$55,297	$36,033	$17,214	$10,446
Interest expense	112,620	118,411	124,670	131,759	130,847
Depreciation and amortization	297,290	295,623	296,225	303,113	298,677
EBITDA	486,402	469,331	456,928	452,086	439,970

Noncash share-based compensation - general and administrative	2,563	2,415	2,196	2,084	2,076
Noncash share-based compensation - property management	1,649	1,652	1,646	1,620	1,560
Acquisition fees and costs expensed	4,623	4,358	4,809	6,886	11,443
Net (gain) on sale / impairment of single-family properties and other	(2,146)	(1,081)	(11,600)	(10,636)	(9,599)
Hurricane-related charges, net	7,963	10,136	—	—	—
Loss on early extinguishment of debt	6,555	6,555	19,963	13,408	13,408
Gain on conversion of Series E units	—	—	—	—	(11,463)
Remeasurement of participating preferred shares	(2,841)	2,739	13,620	12,130	7,020
Adjusted EBITDA	$504,768	$496,105	$487,562	$477,578	$454,415

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) noncash gain or loss on redemption or conversion of shares or units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As a portion of our homes are recently acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

29

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or loss per share or net cash flow provided by operating activities, as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

30

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Property management expenses	$17,345	$17,547	$69,712	$70,724
Less: tenant charge-backs	(1,290)	(1,416)	(5,154)	(5,409)
Less: noncash share-based compensation - property management	(391)	(394)	(1,649)	(1,560)
Property management expenses, net	15,664	15,737	62,909	63,755

General and administrative expense	7,986	8,524	34,732	33,068
Less: noncash share-based compensation - general and administrative	(646)	(498)	(2,563)	(2,076)
General and administrative expense, net	7,340	8,026	32,169	30,992

Leasing costs	2,029	1,806	7,390	8,005
Platform costs	$25,033	$25,569	$102,468	$102,752

Rents from single-family properties	$210,778	$198,980	$824,023	$757,603
Fees from single-family properties	2,590	2,415	10,727	10,234
Total portfolio rents and fees	$213,368	$201,395	$834,750	$767,837

Platform Efficiency Percentage	11.7%	12.7%	12.3%	13.4%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are considered stabilized, as an entire group, provided (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards.

31

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Total Debt
Includes principal balances on asset-backed securitizations, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period, divided by the total number of properties.

32

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Operating Officer

Diana M. Laing	Sara H. Vogt-Lowell
Chief Financial Officer	Chief Legal Officer

David Goldberg	Stephanie Heim
Executive Vice President	Executive Vice President - Counsel & Assistant Secretary

Christopher C. Lau	Bryan Smith
Executive Vice President - Finance	Executive Vice President - President of Property Management

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

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AMH State Presence

Analyst Coverage (1)

Bank of America Merrill Lynch	B. Riley FBR, Inc.	BTIG	Citi
Juan Sanabria	David Corak	Ryan Gilbert	Michael Bilerman
juan.sanabria@baml.com	dcorak@brileyfbr.com	rgilbert@btig.com	michael.bilerman@citi.com

Credit Suisse	Evercore ISI	Green Street Advisors	GS Global Investment Research
Douglas Harter	Steve Sakwa	John Pawlowski	Andrew Rosivach
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	andrew.rosivach@gs.com

JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.
Aaron Hecht	Anthony Paolone	Jade Rahmani	Haendel St. Juste
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@us.mizuho-sc.com

Morgan Stanley	Raymond James & Associates, Inc.	Wells Fargo Securities	Zelman & Associates
Richard Hill	Buck Horne	Jeff Donnelly	Dennis McGill
richard.hill1@morganstanley.com	buck.horne@raymondjames.com	jeff.donnelly@wellsfargo.com	dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.